UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of CEO, CFO, and Chairman

Effective May 28, 2024, Gregory Lambrecht resigned as the Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of 1606 Corp., a Nevada corporation (the “Company”). Mr. Lambrecht’s resignation was not caused by any disagreement with the Company known to the Company.

Appointment of CEO, CFO, and Chairman

Effective May 28, 2024, the Board of Directors of the Company (with Austen Lambrecht abstaining) appointed Austen Lambrecht, age 26, as Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer), and Chairman of the Board of the Company.  There are no arrangements or understandings between Mr. Lambrecht and any other persons pursuant to which Mr. Lambrecht was selected in the positions above. Mr. Lambrecht is the son of the Company’s former CEO, CFO, and Chairman, Gregory Lambrecht. There are no family relationships between Mr. Lambrecht and any director, executive officer, or person nominated or chosen by the Company to become an executive officer. There are currently no plans to appoint Mr. Lambrecht to any committees.

Austen Lambrecht started at Singlepoint working with the company in research and development with the solar and hemp subsidiaries in the last half of 2020. After the spinoff from Singlepoint, he worked under the CEO at the Company in business development and acquisition. Mr. Lambrecht has served as the Vice President of Operations of the Company since June of 2021. His responsibilities included sales, marketing, and investor relations. Mr. Lambrecht attended the W.P. Carey School of Business at Arizona State University with a focus on Sports Business from 2016 to 2020.

On February 28, 2024 (the “Effective Date”), the Company entered into an Employment Agreement with Austen Lambrecht, who was serving as the Company’s Vice President (the “VP Agreement”). The term of the VP Agreement is three years from the Effective Date, and will renew for six month periods automatically unless terminated by either party providing 90 days of prior written notice or for “Cause,” as defined in the VP Agreement. Pursuant to the VP Agreement, Mr. Lambrecht is entitled to an annual salary of $97,000. Mr. Lambrecht is also entitled to a bonus as determined by the Company’s Board of Directors, healthcare (once established by the Company), reimbursement of expenses, and 20 vacation days per year. Also, as an inducement to enter into the VP Agreement, Mr. Lambrecht was issued 30 shares of Series B Preferred Stock of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: May 31, 2024	By:	/s/ Austen Lambrecht
Austen Lambrecht, Chief Executive Officer

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